Exhibit 99.1

ZixCorp Announces 2013 Fourth Quarter and Year-End Results

Company successfully launched two new solutions and continued to set records in backlog, revenue and adjusted earnings per share

DALLAS — Feb. 18, 2014 — Zix Corporation (NASDAQ: ZIXI), a leader in email data protection, today announced financial results for the fourth quarter and full year ended Dec. 31, 2013.

Fourth Quarter 2013 Financial Highlights

•	Fourth quarter new first year orders of $2.3 million

•	Fourth quarter revenue of $12.3 million, an increase of 5.3% year-over-year, the Company’s 20th consecutive quarterly record in revenue

•	Fourth quarter GAAP net income of $0.08 per share, an increase of 19.5% year-over-year (1)

•	Fourth quarter Non-GAAP net income of $0.06 per share, an increase of 24.9% year-over-year (1) (3)

•	The Company generated approximately $3.5 million in cash flow from operations, an increase of $3.1 million year-over-year

Full-Year 2013 Financial Highlights

•	Ending backlog of $65.7 million, an increase of 13.9% from the prior year end and a record high for the Company

•	Full-year new first year orders of $9.0 million, flat in comparison to the prior year (0.3% increase) despite what we currently believe to be a temporary slow-down of new sales from our largest OEM partner

•	Full-year revenue of $48.1 million, an increase of 11.0% year-over-year and a record high for the Company

•	Full-year GAAP net income of $0.17 per share, down $0.01 year-over-year due to changes in deferred tax valuation allowances (1)

•	Full-year Non-GAAP net income of $0.19 per share, an increase of 4.8% year-over-year and a record high for the Company (1) (3)

•	The Company generated approximately $13.3 million in cash flow from operations for the full year ended Dec. 31, 2013, an increase of $0.8 million year-over-year

•	Cash and cash equivalents at year-end was $27.5 million, despite $8.9 million spent on share repurchases during 2013. This $27.5 million is an increase of $4.5 million compared to the ending cash balance for 2012

“Zix achieved a new milestone in 2013 successfully launching two new solutions – ZixOne and ZixDLP – building on our reputation as a leader in email data protection. With ZixOne, we entered the Bring-Your-Own-Device market, one of the hottest trends to emerge in IT. Our next generation approach allows employees to access corporate data in the cloud rather than downloading the corporate data to their personal devices where it can be lost or stolen. This approach maximizes corporate data security and leaves employees in complete control of their personal information. We introduced these new products and, at the same time, delivered new record backlog, revenue and adjusted earnings per share,” said Rick Spurr, ZixCorp’s Chairman and Chief Executive Officer. “We are proud of what we accomplished last year and excited about 2014. We believe that our leadership in and reputation for innovative, easy-to-use technology combined with increased investments in sales and marketing will enable us to gain momentum in the Bring-Your-Own-Device market and further expand adoption of our email encryption and DLP solutions.”

Fourth Quarter and Full-Year 2013 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	Q4 2013	Q4 2012	% or $ Change (2)		FY 2013	FY 2012	% or $ Change (2)
Revenue	$12.3	$11.7	5.3%		$48.1	$43.4	11.0%
GAAP Gross Profit	$10.4	$9.6	8.4%		$40.5	$35.7	13.4%
GAAP Net Income (1)	$4.8	$4.0	21.3%		$10.5	$11.0	(5.0%)
GAAP Net Income Per Share – Diluted (1)	$0.08	$0.06	19.5%		$0.17	$0.17	(4.5%)
Non-GAAP Adjusted Gross Profit (3)	$10.5	$9.7	8.3%		$40.7	$35.9	13.4%
Non-GAAP Adjusted Net Income (3)	$3.8	$3.0	26.8%		$12.1	$11.6	4.2%
Non-GAAP Adjusted Net Income Per Share – Diluted (3)	$0.06	$0.05	24.9%		$0.19	$0.18	4.8%
Adjusted EBITDA (3) (4)	$4.3	$3.4	27.8%		$13.9	$13.3	5.0%
Adjusted EBITDA Margin (3) (4)	35.0%	28.9%	6.2	pts	29.0%	30.6%	(1.7	pts)
New First Year Orders	$2.3	$2.2	5.9%		$9.0	$9.0	0.3%
Total Orders	$14.1	$12.9	9.0%		$56.6	$48.2	17.3%
Backlog (5)	$65.7	$57.7	13.9%

(1)	GAAP Net Income for the quarters and years ended Dec 31, 2013, and Dec. 31, 2012, include tax benefits of $1.4 million and $2.3 million, respectively, resulting from reductions to the deferred tax valuation allowance
(2)	Changes are based on actuals versus numbers shown in the columns which may reflect rounding
(3)	A reconciliation of GAAP to Non-GAAP adjusted results is attached to this press release and available on our investor relations Web page at http://investor.zixcorp.com
(4)	Adjusted earnings before interest, taxes, depreciation and amortization
(5)	Service contract commitments that represent future revenue to be recognized as the services are provided

Fourth Quarter Business Highlights

•	The Company’s board of directors approved a share repurchase program that enables the Company to purchase up to $15 million of its shares of common stock from time to time in the open market. The share repurchase program is scheduled to expire on June 30, 2014

Outlook

Beginning in the first quarter of 2014, the Company expects to meaningfully increase its investment in sales and marketing. These investments are aimed at increasing momentum of ZixOne in the Bring-Your-Own-Device market and to further expand adoption of our email encryption and DLP solutions. The new sales benefits from these investments, if successful, would begin in 2014 while much of the revenue benefits would be deferred until 2015 due to revenue recognition timing of the Company’s subscription model. Taking this into consideration, for the first quarter 2014, the Company forecasts revenue to be between $12.2 million and $12.5 million and fully diluted adjusted earnings per share to be between $0.02 and $0.03. Full-year 2014 revenue is projected to be between $53 million and $55 million. Fully diluted Non-GAAP adjusted earnings per share, which are adjusted primarily for non-cash stock-based compensation and non-recurring expense items, are projected to be between $0.15 and $0.17.

Conference Call Information

The Company will discuss its financial results and outlook on a conference call on Tuesday, Feb. 18, 2014, at 5 p.m. ET. A live webcast of the conference call will be available on its investor relations Web site at http://investor.zixcorp.com. Alternatively, participants can access the conference call by dialing 1-877-415-3186 (U.S. toll-free) or 1-857-244-7329 (international) at least 15 minutes before the call and entering access code 26195100.

An audio replay of the conference will be available until Feb. 25, 2014, by dialing 1-888-286-8010 (U.S. toll-free) or 1-617-801-6888 (international) and entering the access code 32800127. An archive of the webcast will also be available on the ZixCorp investor relations Web site.

About Zix Corporation

ZixCorp is a leader in email data protection. ZixCorp offers industry-leading email encryption, a unique email DLP solution and an innovative email BYOD solution to meet your company’s data protection and compliance needs. ZixCorp is trusted by the nation’s most influential institutions in healthcare, finance and government for easy to use secure email solutions. ZixCorp is publicly traded on the Nasdaq Global Market under the symbol ZIXI, and its headquarters are in Dallas, Texas. For more information, visit www.zixcorp.com.

SOURCE Zix Corporation

ZixCorp Contacts

Investor Relations Todd Kehrli or Jim Byers (323) 468-2300 zixi@mkr-group.com	Public Relations Taylor Stansbury Johnson (214) 370-2134 tjohnson@zixcorp.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of revenue or earnings, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to ZixCorp on the date this release was issued. ZixCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to market acceptance of new ZixCorp solutions and how privacy and data security laws may affect demand for ZixCorp email data protection solutions. ZixCorp may not succeed in addressing these and other risks. Further information regarding factors that could affect ZixCorp financial and other results can be found in the risk factors section of ZixCorp’s most recent filing on Form 10-K with the Securities and Exchange Commission.

ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	December 31,
	(unaudited)	2012
ASSETS
Current assets:
Cash and cash equivalents	$27,518,000	$22,988,000
Receivables, net	2,324,000	967,000
Prepaid and other current assets	2,038,000	1,697,000
Deferred tax assets	1,814,000	1,600,000

Total current assets	33,694,000	27,252,000
Property and equipment, net	2,608,000	2,384,000
Goodwill	2,161,000	2,161,000
Deferred tax assets	52,239,000	51,052,000

Total assets	$90,702,000	$82,849,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,487,000	$3,156,000
Deferred revenue	19,080,000	17,470,000

Total current liabilities	21,567,000	20,626,000
Long-term liabilities:
Deferred revenue	1,278,000	902,000
Deferred rent	1,623,000	76,000

Total long-term liabilities	2,901,000	978,000

Total liabilities	24,468,000	21,604,000
Total stockholders’ equity	66,234,000	61,245,000

Total liabilities and stockholders’ equity	$90,702,000	$82,849,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue	$12,311,000	$11,689,000	$48,138,000	$43,356,000
Cost of revenue	1,871,000	2,055,000	7,614,000	7,609,000

Gross profit	10,440,000	9,634,000	40,524,000	35,747,000
Operating expenses:
Research and development	2,119,000	2,431,000	9,563,000	7,419,000
Selling, general and administrative	4,839,000	5,665,000	21,646,000	19,385,000

Total operating expenses	6,958,000	8,096,000	31,209,000	26,804,000

Operating income	3,482,000	1,538,000	9,315,000	8,943,000
Operating margin	28%	13%	19%	21%
Other income, net	(9,000)	95,000	132,000	111,000
Income before income taxes	3,473,000	1,633,000	9,447,000	9,054,000
Income tax benefit (expense)	1,367,000	2,358,000	1,006,000	1,949,000

Net income	$4,840,000	$3,991,000	$10,453,000	$11,003,000

Basic income per common share:	$0.08	$0.07	$0.17	$0.18

Diluted income per common share:	$0.08	$0.06	$0.17	$0.17

Shares used in per share calculation—basic	61,039,115	60,913,533	61,139,035	62,211,228

Shares used in per share calculation—diluted	62,553,160	61,633,224	62,526,507	62,875,347

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Twelve Months Ended December 31,
	2013	2012
Operating activities:
Net income	$10,453,000	$11,003,000
Non-cash items in net income	1,776,000	224,000
Changes in operating assets and liabilities	1,069,000	1,306,000

Net cash provided by operating activities	13,298,000	12,533,000
Investing activities:
Purchases of property and equipment	(1,593,000)	(1,533,000)

Net cash used in investing activities	(1,593,000)	(1,533,000)
Financing activities:
Proceeds from exercise of stock options	1,705,000	308,000
Purchase of Treasury Stock	(8,880,000)	(9,000,000)

Net cash used in financing activities	(7,175,000)	(8,692,000)

Increase (Decrease) in cash and cash equivalents	4,530,000	2,308,000
Cash and cash equivalents, beginning of period	22,988,000	20,680,000

Cash and cash equivalents, end of period	$27,518,000	$22,988,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Three Months Ended		Twelve Months Ended
			December 31,		December 31,
			2013	2012	2013	2012
Revenue:
GAAP revenue			$12,311,000	$11,689,000	$48,138,000	$43,356,000

Cost of revenue
GAAP cost of revenue			$1,871,000	$2,055,000	$7,614,000	$7,609,000
Stock-based compensation charges (1)	(A	)	(38,000)	(41,000)	(172,000)	(135,000)

Non-GAAP adjusted cost of revenue			$1,833,000	$2,014,000	$7,442,000	$7,474,000

Gross profit:
GAAP gross profit			$10,440,000	$9,634,000	$40,524,000	$35,747,000
Stock-based compensation charges (1)	(A	)	38,000	41,000	172,000	135,000

Non-GAAP adjusted gross profit			$10,478,000	$9,675,000	$40,696,000	$35,882,000

Research and development expense
GAAP research and development expense			$2,119,000	$2,431,000	$9,563,000	$7,419,000
Stock-based compensation charges (1)	(A	)	(51,000)	(51,000)	(212,000)	(142,000)

Non-GAAP adjusted research and development expense			$2,068,000	$2,380,000	$9,351,000	$7,277,000

Selling and marketing expense
GAAP selling and marketing expense			$3,078,000	$2,974,000	$13,416,000	$10,984,000
Stock-based compensation charges (1)	(A	)	(122,000)	(114,000)	(507,000)	(360,000)

Non-GAAP adjusted selling and marketing expense			$2,956,000	$2,860,000	$12,909,000	$10,624,000

General and administrative expense
GAAP general and administrative expense			$1,761,000	$2,691,000	$8,230,000	$8,401,000
Stock-based compensation charges (1)	(A	)	(202,000)	(165,000)	(820,000)	(539,000)
Non-recurring litigation costs (2)	(B	)	(38,000)	(1,014,000)	(1,324,000)	(1,712,000)

Non-GAAP adjusted general and administrative expense			$1,521,000	$1,512,000	$6,086,000	$6,150,000

Operating income:
GAAP operating income			$3,482,000	$1,538,000	$9,315,000	$8,943,000
Stock-based compensation charges (1)	(A	)	413,000	371,000	1,711,000	1,176,000
Non-recurring litigation costs (2)	(B	)	38,000	1,014,000	1,324,000	1,712,000

Non-GAAP adjusted operating income			$3,933,000	$2,923,000	$12,350,000	$11,831,000

Adjusted Operating Margin			31.9%	25.0%	25.7%	27.3%
Net income:
GAAP net income			$4,840,000	$3,991,000	$10,453,000	$11,003,000
Stock-based compensation charges (1)	(A	)	413,000	371,000	1,711,000	1,176,000
Non-recurring litigation costs (2)	(B	)	38,000	1,014,000	1,324,000	1,712,000
Income tax impact	(C	)	(1,489,000)	(2,377,000)	(1,401,000)	(2,295,000)

Non-GAAP adjusted net income			$3,802,000	$2,999,000	$12,087,000	$11,596,000

Diluted net income per common share:
GAAP net income			$0.08	$0.06	$0.17	$0.17
Adjustments per share	(A-C	)	$(0.02)	$(0.01)	$0.02	$0.01

Non-GAAP adjusted net income			$0.06	$0.05	$0.19	$0.18

Shares used to compute Non-GAAP adjusted net income per share—diluted			62,553,160	61,633,224	62,526,507	62,875,347

Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(D	)
Net income			$4,840,000	$3,991,000	$10,453,000	$11,003,000
Income tax provision			(1,367,000)	(2,358,000)	(1,006,000)	(1,949,000)
Interest expense			—	—	—	1,000
Depreciation expense			388,000	355,000	1,466,000	1,343,000

EBITDA			3,861,000	1,988,000	10,913,000	10,398,000
Adjustments:
Share-based compensation expense	(A	)	413,000	371,000	1,711,000	1,176,000
Non-recurring litigation costs	(B	)	38,000	1,014,000	1,324,000	1,712,000

Adjusted EBITDA			$4,312,000	$3,373,000	$13,948,000	$13,286,000

Adjusted EBITDA margin			35.0%	28.9%	29.0%	30.6%

(1) Stock-based compensation charges are included as follows:

Cost of revenues			$38,000	$41,000	$172,000	$135,000
Research and development			51,000	51,000	212,000	142,000
Selling and marketing			122,000	114,000	507,000	360,000
General and administrative			202,000	165,000	820,000	539,000

			$413,000	$371,000	$1,711,000	$1,176,000

(2) Non-recurring litigation costs are included as follows:

General and administrative			38,000	1,014,000	1,324,000	1,712,000

			$38,000	$1,014,000	$1,324,000	$1,712,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (A) through (D) on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net income per share - diluted, and EBITDA for non-cash stock-based compensation expense, and non-recurring litigation expense to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share - diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share - diluted and EBITDA.

We do not provide a reconciliation of forward-looking adjusted Non-GAAP earnings per share to GAAP earnings per share. Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude non-recurring items that impact our ongoing business. See items (A) through (C) below for further information on the current quarter’s reconciling items.

Items (A) through (D) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income per share - diluted” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (D).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Non-recurring litigation costs. See item (2) on previous page for breakdown of non-recurring litigation costs. The Company’s management excludes these costs when evaluating the ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) The Non-GAAP adjustment to the tax provision represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(D) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation and non-recurring litigation expenses.